Exhibit 99

Gold Standard Mining Corp. appoints Ricardo A. Valls, P.Geo., M.Sc.,

as Chief Geologist and QP.

LOS ANGELES & BLAGOVESHENSK, RUSSIA -- (BUSINESS WIRE) March 29, 2011-- Gold Standard Mining Corp. (OTCBB: GSTP) whose subsidiary operates a gold mine in Russia, announced today that it has appointed Ricardo Valls, P.Geo., M.Sc. as the Company’s Chief Geologist and QP.  Mr. Valls will be responsible for further developing and managing the Company's exploration projects.

As a professional geologist with more than twenty-six years in the mining industry, Mr. Valls has extensive geological, geochemical, and mining experience, managerial skills, and a solid background in research techniques and training of technical personnel.  Mr. Valls is fluent in English, French, Spanish, and Russian.  Mr. Valls has been involved in various projects world-wide (Canada, Africa, Russia, Indonesia, the Caribbean, Central and South America). Mr. Valls’ strengths are related to acquisition of new properties, geochemical and geological studies, management and organization, geomathematical analysis and modeling, compositional data analysis, structural studies, database design, QA&QC studies, exploration studies and writing technical reports. Mr. Valls is a P.Geo. registered in the provinces of Ontario and Quebec.  Mr. Valls received his B.Sc. and M.Sc. in Mining Engineering and Geology from MGRI, Russia,  Mr. Valls is a member of the Ordre du Géologues du Québec (O.G.Q - 416.), the Association of Professional Geoscientists of Ontario (A.P.G.O. - 0160), the Geological Association of Canada (G.A.C), the Mineralogical Association of Canada (M.A.C.), the Canadian Institute of Mining, Metallurgy, and Petroleum (CIM), the International Association of Applied Geochemistry (I.A.A.G.), the Association of Exploration Geochemistry (A.E.G.), the Prospectors and Developers Association of Canada (P.D.A.C.), the Society of Economist Geologists (S.E.G), the Asociación de Ingenieros de Minas, Metalurgistas y Geólogos de México (A.I.M.M.G.M., A.C.), and several other North and Central American professional associations.

“We are ecstatic to have Mr. Valls join the Company as it’s Chief Geologist and QP.  Based upon Mr. Valls' language proficiency, he will be able to effectively communicate with the Company’s personnel in Russia as well as with the investment community throughout the world. Most importantly, Mr. Valls has been involved with some of the most successful mining companies throughout the world.  We welcome him on board’” stated Pantelis Zachos, Chief Executive Officer of Gold Standard Mining. “

ABOUT GOLD STANDARD MINING CORP. (OTCBB: GSTP)

Gold Standard Mining Corp. is a publicly held Nevada corporation whose common stock trades on the over-the-counter bulletin board under the trading symbol GSTP.  Gold Standard’s mission is to become an over one million ounce per year producer of minerals from the vast resources of Russia, while benefitting from the skill base and engineering strength of the Russian mining sector with the support of Western technology, finance, and corporate governance.

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on the Company's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors that the Company has little or no control. Such forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by the Company with the Securities and Exchange Commission.

Contact:

Mr. Pantelis Zachos, Chief Executive Officer

Gold Standard Mining Corp.

28030 Dorothy Drive

Suite 307

Agoura Hills, CA 91301

Phone: 818-665-2098

Website: http://www.goldstandardmining.com